Exhibit 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by National Quality Care, Inc. (the “Smaller Reporting Company”) of its Quarterly Report on Form 10-Q for the three months ended June 30, 2008 (the “Quarterly Report”) with the Securities and Exchange Commission, the undersigned Robert Snukal, Chief Executive Officer of the Smaller Reporting Company, and Leonardo Berezovsky, Chief Financial Officer of the Smaller Reporting Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Smaller Reporting Company as of, and for, the periods presented in such report.

A signed original of this written statement required by Section 906 has been provided to the Smaller Reporting Company and will be retained by the Smaller Reporting Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 14, 2008	By:	/s/ ROBERT SNUKAL
ROBERT SNUKAL CHIEF EXECUTIVE OFFICER

	By:	/s/ LEONARDO BEREZOVSKY
LEONARDO BEREZOVSKY CHIEF FINANCIAL OFFICER